UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

October 28, 2011

Date of Report (Date of earliest event reported)

WVS Financial Corp.

(Exact name of registrant as specified in its charter)

Pennsylvania	0-22444	25-1710500
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9001 Perry Highway, Pittsburgh, Pennsylvania		15237
(Address of principal executive offices)		(Zip Code)

(412) 364-1913

(Registrant’s telephone number, including area code)

Not Applicable

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

(a) An Annual Meeting of Stockholders of WVS Financial Corp. (the “Company”) was held on October 25, 2011.

(b) There were 2,057,930 shares of common stock of the Company eligible to be voted at the Annual Meeting and there were 1,494,486 shares represented in person or by proxy at the Annual Meeting, which constituted a quorum to conduct business at the meeting.

The items voted upon at the Annual Meeting and the results of the vote on each proposal were as follows:

1. Election of two directors for a four-year term:

	FOR	WITHHELD	BROKER NON-VOTES

John W. Grace	1,114,469	9,170	370,847
Lawrence M. Lehman	1,114,529	9,110	370,847

2. To ratify the appointment of S.R Snodgrass, A.C. as the Company’s independent registered public accounting firm for the year ending June 30, 2012.

FOR	AGAINST	ABSTAIN
1,466,365	7,350	20,771

3. To transact such other business as may properly come before the meeting or any adjournment thereof. Management is not aware of any such business.

FOR	AGAINST	ABSTAIN
1,353,705	138,905	1,876

Each of the director nominees were elected as directors, the proposal to ratify S.R. Snodgrass, A.C. as the Company’s independent registered public accounting firm for the year ending June 30, 2012, and the proposal to transact such other business as may properly come before the meeting or any adjournment thereof were adopted by the stockholders of the Company at the Annual Meeting.

(c) Not applicable.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

WVS FINANCIAL CORP.

Dated: October 28, 2011	By:	/s/ David J. Bursic
David J. Bursic
President and Chief Executive Officer